Execution Version

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”) is made as of the 2nd day of June, 2020, by and between SUNAMERICA EQUITY FUNDS and SUNAMERICA INCOME FUNDS, each a Massachusetts business trust, SUNAMERICA SERIES, INC., SUNAMERICA MONEY MARKET FUNDS, INC. and SUNAMERICA SENIOR FLOATING RATE FUND, INC., each a Maryland Corporation, SUNAMERICA SPECIALTY SERIES, a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as the investment adviser to the Funds’ series set forth on Exhibit A pursuant to an Investment Advisory and Management Agreement with respect to each Fund (collectively, the “Advisory Agreements”); and

WHEREAS, the Funds and the Adviser entered into an Amended and Restated Expense Limitation Agreement dated as of June 4, 2019 (the “A&R Expense Limitation Agreement”), whereby the Adviser has agreed to waive its fees and/or reimburse expenses to the extent necessary to cap the annual fund operating expenses incurred by each class of a Fund’s series at certain levels; and

WHEREAS, the Funds and the Adviser desire to amend and restate the A&R Expense Limitation Agreement in order to: (i) amend the terms and conditions under paragraphs 1 and 5, and (ii) make certain non-material changes.

NOW THEREFORE, it is hereby agreed between the parties hereto as follows:

1.

The Adviser agrees to waive its fees and/or reimburse expenses to the extent necessary so that the “annual fund operating expenses,” as described in the registration statement form applicable to the Funds, for each Fund’s series or classes set forth on Exhibit A do not exceed the percentage of average daily net assets set forth on Exhibit A. Annual fund operating expenses shall not include extraordinary expenses (i.e., expenses that are unusual in nature and infrequent in occurrence, such as litigation), or acquired fund fees and expenses, brokerage commissions and other transactional expenses relating to the purchase and sale of portfolio securities, interest, taxes and governmental fees; and other expenses not incurred in the ordinary course of a Fund’s business, on behalf of its respective series. Exhibit A may be amended from time to time to reflect the termination and/or modification of any waivers/reimbursements with respect to a Fund’s series or classes or the addition of a Fund’s series.

2.

This Agreement shall be effective as of the date first written above and shall continue in effect indefinitely with respect to each Fund unless terminated by the Board of Directors/Trustees of the Funds (the “Board” and whose members are referred to herein as “Directors”), including a majority of the independent Directors. Independent directors are directors who are not deemed to be “interested persons” of the Funds, as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. Upon the termination of any of the Advisory Agreements with respect to a Fund and/or series thereof, this Agreement shall automatically terminate with respect to the corresponding Fund and/or series thereof.

3.

With respect to certain series of the Funds identified on Exhibit A, the Adviser hereby retains the right to receive reimbursements of, and each Fund, on behalf of its respective series, hereby agrees to reimburse, reductions of the fees paid to the Adviser under the Advisory Agreements and the expenses paid by the Adviser or reimbursed by it in accordance with paragraph 1 above, for a period of two years after the occurrence of any waiver and/or reimbursement, provided that such payments to the Adviser shall not be made if it would cause the annual fund operating expenses of a class of a Fund’s series to exceed the lesser of (a) the expense limitation in effect at the time the waiver and/or reimbursement occurred, or (b) the current expense limitation in effect, if any.

4.	This Agreement shall be construed in accordance with the laws of the State of New York.

5.

This Agreement may be amended by mutual consent or the parties hereto in writing. With respect to any series of a Fund that is added to Exhibit A hereto after the date of this Agreement, this Agreement shall become effective on the date Exhibit A is amended to reflect the addition of such series under this Agreement, subject to obtaining the requisite approval from the Fund’s Board.

6.

(a) The Declaration of Trust establishing SunAmerica Equity Funds, dated June 18, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “SunAmerica Equity Funds” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.

(b) The Declaration of Trust establishing SunAmerica Income Funds, dated April 24, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “SunAmerica Income Funds” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SUNAMERICA EQUITY FUNDS

SUNAMERICA INCOME FUNDS

SUNAMERICA SERIES, INC.

SUNAMERICA MONEY MARKET FUNDS, INC.

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

SUNAMERICA SPECIALTY SERIES

By:	/s/ John T. Genoy
Name:	John T. Genoy
Title:	President

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ Gregory N. Bressler
Name:	Gregory N. Bressler
Title:	Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT A

EXPENSE CAPS

FUND/SERIES NAME	ANNUAL TOTAL FUND OPERATING EXPENSES (as a percentage of average daily net assets)
	Class A	Class B	Class C	Class I	Class W
SunAmerica Equity Funds
AIG International Dividend Strategy Fund (R)[1]	1.90%	N/A	2.55%	N/A	1.70%
AIG Japan Fund (R)	1.90%	N/A	2.55%	N/A	1.70%

SunAmerica Series, Inc.
AIG Strategic Value Fund (R)	1.72%	N/A	2.37%	N/A	1.52%
AIG Focused Dividend Strategy II Fund (R)	1.25%	N/A	1.90%	N/A	1.05%
AIG Select Dividend Growth Fund (R)	1.13%	N/A	1.78%	N/A	0.93%

SunAmerica Income Funds
AIG U.S. Government Securities Fund (R)	0.99%	N/A	1.64%	N/A	N/A
AIG Strategic Bond Fund	1.40%	2.05%	2.05%	N/A	1.20%
AIG Flexible Credit Fund	1.45%	N/A	2.10%	N/A	1.25%

SunAmerica Money Market Funds, Inc.
AIG Government Money Market Fund	— [2]	— [2]	— [2]	0.80%	N/A

SunAmerica Senior Floating Rate Fund, Inc.
AIG Senior Floating Rate Fund	1.02%	N/A	1.42%	N/A	0.82%

SunAmerica Specialty Series
AIG Commodity Strategy Fund (R)[3]	1.72%	N/A	2.37%	N/A	1.52%
AIG Focused Growth Fund (R)	1.13%	N/A	1.78%	N/A	0.93%
AIG Focused Alpha Large-Cap Fund (R)	1.72%	N/A	2.37%	N/A	1.52%
AIG Income Explorer Fund (R)	0.99%	N/A	1.64%	N/A	0.79%
AIG Small-Cap Fund (R)	1.25%	N/A	1.90%	N/A	1.05%
AIG ESG Dividend Fund (R)	1.13%	N/A	1.78%	N/A	0.93%

[1]	(R) indicates that this series is subject to the recoupment provisions set forth in paragraph 3 of the Agreement.
[2]	— indicates no expense cap in effect for the class.
[3]

Notwithstanding anything to the contrary in this Agreement, the fees and expenses associated with the Fund’s investment in a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands will be included in determining the amount of “annual fund operating expenses” for purposes of calculating the expense cap hereunder, even though such fees and expenses may be disclosed in the Fund’s registration statement as “acquired fund” fees and expenses.